    As filed with the Securities and Exchange Commission on March 29, 2000
                                                     Registration No. 333-

-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
                              NVIDIA CORPORATION
            (Exact name of registrant as specified in its charter)

                                --------------
                Delaware                              94-3177549
        (State of Incorporation)                   (I.R.S. Employer
                                                  Identification No.)
                              3535 Monroe Street
                             Santa Clara, CA 95051
                                (408) 615-2500
  (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive offices)
                                --------------
                                JEN-HSUN HUANG
                            Chief Executive Officer
                              NVIDIA Corporation
                              3535 Monroe Street
                             Santa Clara, CA 95051
                                (408) 615-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------
                                  Copies to:
                               James C. Gaither
                                Eric C. Jensen
                                Karyn S. Tucker
                               Alyssa R. Harvey
                             Heather L. McCormick
                              Cooley Godward LLP
                        One Maritime Plaza, 20th Floor
                            San Francisco, CA 94111
                                (415) 693-2000

                                --------------

   Approximate date of commencement of proposed sale to the public: [From time to time after the effective date of this Registration Statement.]
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                                        Proposed Maximum
                                                                           Aggregate
                    Title of Class of                      Amount to be     Offering         Amount of
               Securities to be Registered                  Registered      Price(1)     Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share.................     250,000      $22,781,250        $6,014.25

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(1) Estimated solely for the purpose of determining the registration fee.
    Calculated in accordance with Rule 457(c) of the Securities Act. The aggregate offering price is based upon the average of high and low sales prices of our common stock as reported in the consolidated reporting system of the Nasdaq National Market on March 27, 2000.
                                --------------
   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities or accept an offer to buy these securities until + +the registration statement filed with the Securities and Exchange Commission + +is effective. This prospectus is not an offer to sell these securities and we + +are not soliciting offers to buy these securities in any state where such +
+offer or sale is not permitted.                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS (Subject to Completion)
Issued March 29, 2000

                                 250,000 Shares

                               NVIDIA CORPORATION

                                 [NVIDIA Logo]

                                  Common Stock

                                  -----------

We are registering our common stock for resale from time to time by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders. You should read this prospectus and any supplements carefully before you invest.

                                  -----------

Our common stock is quoted on the Nasdaq National Market under the symbol
"NVDA."

                                  -----------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -----------

  If any common stock is sold through agents or underwriters, we will include their names and the fees, and any commissions and discounts they will receive, in the applicable prospectus supplement.



              , 2000

                               TABLE OF CONTENTS

                                Page                                       Page
                                ----                                       ----
About this Prospectus..........   1  Plan of Distribution.................   6
Forward-Looking Information....   2  Legal Matters........................   7
Use of Proceeds................   3  Experts..............................   7
Selling Stockholders...........   3  Where You Can Find More Information..   7
Description Of Capital Stock...   3

                               ----------------

   No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                               ----------------

   "NVIDIA," the NVIDIA logo, "GeForce 256," the GeForce 256 logo, "NVIDIA Quadro," "NVIDIA Vanta" and "Vanta" are our trademarks. Other brands, names and trademarks appearing in this prospectus are the property of their respective owners.

                               ----------------

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf registration process, the common stock may be sold in one or more offerings. This prospectus provides you with a general description of the securities offered. Each time common stock of the selling shareholders is to be sold, we will provide a prospectus supplement that will contain more specific information, as set forth below under "The Securities We May Offer." Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under "Where You Can Find More Information."

                               ----------------

   We were incorporated in California in April 1993 and reincorporated in Delaware in April 1998. Our executive offices are located at 3535 Monroe Street, Santa Clara, California 95051, and our telephone number is (408) 615-2500. Our web site is located at www.nvidia.com. Information contained on our website should not be deemed to be part of this prospectus.

                          FORWARD-LOOKING INFORMATION

   This prospectus contains forward-looking statements, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on our current expectations about our company and our industry. We use words such as "expect," "anticipate," "estimate," "believe," "intend," "plan" and other similar expressions to identify some forward-looking statements, but not all forward-looking statements include these words. All our forward-looking statements involve risks and uncertainties. Our actual results may differ significantly from our expectations and from the results expressed in or implied by these forward-looking statements. The section captioned "Item 7A. Quantitative and Qualitative Disclosures about Market Risks" that appears in our annual report on Form 10-K, for the year ended January 31, 2000, as well as the section captioned "Risk Factors" that will appear in prospectus supplements accompanying this prospectus describe some, but no necessarily all, of the factors that could cause these differences. We urge you to read those sections carefully. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                USE OF PROCEEDS

   We will not receive any proceeds from the resale of the shares of common stock offered by the selling stockholders.

                             SELLING STOCKHOLDERS

   We are registering for resale certain shares of our common stock held by the selling stockholders identified below. The following table sets forth:

  . the name of the selling stockholders;

  . the number and percent of shares of our common stock that the selling stockholders beneficially owned prior to the offering for resale of any of the shares of our common stock being registered by the registration statement of which this prospectus is a part;

  . the number of shares of our common stock that may be offered for resale for the account of the selling stockholders pursuant to this prospectus; and

  . the number and percent of shares of our common stock to be held by the selling stockholders after the offering of the resale shares (assuming all of the resale shares are sold by the selling stockholders).

This information is based upon information provided by selling stockholders, schedules 13G and/or other public documents filed with the SEC, and assumes the sale of all of the resale shares by the selling stockholders. The term "selling stockholders" includes the stockholders listed below and their transferees, pledgees, donees or other successors. The applicable percentages of ownership are based on an aggregate of 31,593,321 shares of common stock issued and outstanding as of February 29, 2000.

                           Shares Beneficially    Number  Shares Beneficially
                               Owned Prior          of        Owned After
                               to Offering        Shares       Offering
                           ----------------------- Being  -----------------------
Selling Stockholders         Number     Percent   Offered   Number     Percent
--------------------       ------------ ----------------- ------------ ----------
Jen-Hsun Huang (1)........    2,759,500      8.7% 100,000    2,659,500      8.4%
William J. Miller (2).....      203,094     *      13,184      189,910        *
Gopal Solanki (3).........      208,529     *      10,000      198,529        *

--------
*  Less than 1%
(1) Includes 2,308,900 shares of common stock held by The Jen-Hsun and Lori Huang Living Trust dated May 1, 1995, of which Mr. Huang is the trustee, and 250,600 shares held by J. and L. Huang Investments, L.P., of which Mr. Huang and his wife are general partners. Also includes 200,000 shares of common stock issuable upon the exercise of vested options within 60 days of February 29, 2000.
(2) Includes 21,250 shares of common stock issuable upon exercise of vested options within 60 days of February 29, 2000.
(3) Includes 93,529 shares of common stock issuable upon exercise of vested options within 60 days of February 29, 2000.

                         DESCRIPTION OF CAPITAL STOCK

   Our authorized capital stock consists of 200,000,000 shares of common stock, $.001 par value and 2,000,000 shares of preferred stock, $.001 par value. As of February 29, 2000, there were 31,593,321 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

   The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding shares of the preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of our liquidation, dissolution, or winding up, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon the completion of this offering will be, fully paid and non-assessable.

Preferred Stock

   Pursuant to our Amended and Restated Certificate of Incorporation, or the Certificate, the Board of Directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights and the qualifications, limitations, or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. The Board of Directors, without stockholder approval, can issue preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent our having a change in control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock, and may adversely affect the voting and other rights of the holders of common stock. We have no current plans to issue any of the authorized preferred stock.

Registration Rights

   In addition to the registration rights to be granted to the holder of the notes, the holders (or their permitted transferees), or Holders of approximately 958,187 shares of our common stock are entitled to certain rights with respect to the registration of such shares under the Securities Act. If we propose to register our common stock, subject to certain exceptions, under the Securities Act, the Holders are entitled to notice of the registration and are entitled at our expense to include such shares therein, provided that the managing underwriters have the right to limit the number of such shares included in the registration. In addition, certain of the Holders may require us, at our expense, on no more than one occasion, to file a registration statement under the Securities Act with respect to their shares of common stock. Further, certain Holders may require us, once every 12 months and, on no more than two occasions, at our expense to register the shares on Form S-3, subject to certain conditions and limitations. These rights expire in January 2004.

Anti-Takeover Effects of Provisions of Charter Documents and Delaware Law

 Charter Documents

   Our Certificate and Bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management. First, the Certificate provides that all stockholder action must be effected at a duly called meeting of holders and not by a consent in writing. Second, the Bylaws provide that special meetings of the holders may be called only by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by the Board of Directors. Third, the Certificate and the Bylaws provide for a classified Board of Directors. The Certificate includes a provision requiring cumulative voting for directors only if required by applicable California law. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. As a result of the provisions of the Certificate and applicable California and Delaware law, at any annual meeting whereby we had at least 800 stockholders as of the end of the fiscal year prior to the record date for the annual meeting, stockholders will not be able to cumulate votes for directors. Finally, the Bylaws establish procedures, including advance notice procedures with regard to the nomination of candidates for election as directors and stockholder proposals. These provisions of the Certificate and Bylaws could discourage potential acquisition proposals and could delay or prevent our having a change in control or management. These provisions also may have the effect of preventing changes in our management.

 Delaware Takeover Statute

   We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with a person characterized as an "interested stockholder" for a period of three years after the date of the transaction pursuant to which such person became an interested stockholder, unless the business combination is approved in a manner prescribed by Delaware law. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the company's voting stock.

Transfer Agent and Registrar

   The transfer agent and registrar for the common stock is ChaseMellon Shareholder Services, L.L.C. Its address is 235 Montgomery Street, 23rd Floor, San Francisco, California 94104 and its telephone number is (415) 743-1444.

                             PLAN OF DISTRIBUTION

   The resale shares of common stock may be sold from time to time by the selling stockholders in one or more transactions at:

  .  fixed prices;

  .  market prices at the time of sale;

  .  varying prices determined at the time of sale; or

  .  negotiated prices.

   The selling stockholders may offer their resale shares in one or more of the following transactions:

  . on any national securities exchange or quotation service at which our common stock may be listed or quoted at the time of sale, including the Nasdaq National Market;

  .  in the over-the-counter market;

  .  in private transactions;

  .  through options; and

  . by pledge to secure debts and other obligations, or a combination of any of the above transactions.

   If required, we will distribute a supplement to this prospectus to describe material changes in the terms of the offering.

   The shares of common stock described in this prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer shares of common stock to or through underwriters, broker/dealers or agents. The selling stockholders and any underwriters, broker/dealers or agents that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act. Any profits on the resale of shares of common stock and any compensation received by any underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

   Any shares covered by this prospectus which quality for sale pursuant to Rule 144 under the Securities Act may be sold under rule 144 rather than under the terms of this prospectus. The selling stockholders may transfer, will or gift such shares by other means not described in this prospectus.

   To comply with the securities laws of certain jurisdictions, the common stock must be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the common stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.

   If we utilize any underwriters in any sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement. That prospectus supplement will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may be obligated under the underwriting agreements with these underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act. These underwriters may also engage in transactions with or perform services for us in the ordinary course of business.

   Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common stock may not simultaneously engage in market-making activities with respect to the common stock for nine business days prior to the start of the distribution. In addition, each selling stockholder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act which may limit the timing of purchases and sales of common stock by the selling stockholders or any other person. These factors may affect the marketability of the common stock and the ability of brokers or dealers to engage in market-making activities.

   We will pay all costs and expenses associated with the registration of the resale shares. These expenses include the SEC's filing fees and fees under state securities or "blue sky" laws. All expenses for the issuance of a supplement to this prospectus, when requested by selling stockholder(s), will be paid by the requesting stockholder(s). The selling stockholders will pay all underwriting discounts, commissions, transfer taxes and other expenses associated with the sale of the resale shares by them.

                                 LEGAL MATTERS

   Cooley Godward LLP, San Francisco, California will pass upon the validity of the issuance of the common stock.

   Mr. James C. Gaither, one of our directors and a partner of Cooley Godward LLP, owns 54,951 shares of our common stock and options to purchase 55,000 shares of our common stock. In addition, Cooley Godward LLP owns 6,500 shares and attorneys with Cooley Godward LLP own an aggregate of 71,803 shares of our common stock.

                                    EXPERTS

   The financial statements and schedule of NVIDIA Corporation as of January 31, 1999 and January 30, 2000 and for the year ended December 31, 1997, the one-month period ended January 31, 1998 and each of the years in the two year period ended January 30, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN GET MORE INFORMATION

   We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock to be resold from time to time by the selling stockholders identified in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information at the SEC's public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661,and at Seven World Trade Center, New York, New York 10048. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's web site at "http://www.sec.gov." In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc at 1735 K Street, N.W., Washington, D.C. 20006.

   The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus and the information that we file later with the SEC may update and supersede the information incorporated by reference. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

  . Annual Report on Form 10-K for the year ended January 30, 2000; and

  . The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 12, 1999.

   You may request of copy of these filings at no cost, by writing or telephoning us at the following address:

                            Corporate Secretary
                            NVIDIA Corporation
                            3535 Monroe Street
                            Santa Clara, California 95051
                            (408) 615-2500

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution.

   The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the Securities being registered. All the amounts shown are estimates, except for the registration fee.

      SEC Registration Fee........................................... $6,014.25
                                                                      ---------
      *Accounting fees and expenses..................................
      *Legal fees and expenses.......................................
      *Miscellaneous.................................................
        Total........................................................ $
                                                                      =========

*  To be provided by amendment.

   We will pay all fees and expenses associated with filing this registration statement.

Item 15. Indemnification of Officers and Directors.

   Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our Amended and Restated Certificate of Incorporation and our Bylaws provide for mandatory indemnification of our directors and permissive indemnification of officers, employees and other agents to the maximum extent permitted by the DGCL. We have entered into indemnification agreements with our directors. The indemnification agreements provide the registrant's directors with further indemnification to the maximum extent permitted by the DGCL. We also have obtained directors and officers insurance to insure our directors and officers against certain liabilities, including liabilities under the securities laws.

Item 16. Exhibits And Financial Statement Schedules.

   (a) Exhibits

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
  4.1    Amended and Restated Certificate of Incorporation. Filed as an exhibit to our registration statement on Form S-8 filed on March 23, 1999
         (Registration No. 333-74905) and incorporated herein by reference.

  4.2 Bylaws. Filed as an exhibit to our registration statement on Form S-8 filed on March 23, 1999 (Registration No. 333-74905) and incorporated herein by reference.

  5.1    Opinion of Cooley Godward LLP.*
 23.1    Consent of KPMG LLP.

 23.2    Consent of Cooley Godward llp (included in Exhibit 5.1).*

 24.1    Power of Attorney (included on signature page).

--------
* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

Item 17. Undertakings

   The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrant undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

   The undersigned registrant further undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Forms S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on March 29, 2000.

                                          Nvidia Corporation

                                                   /s/ Jen-Hsun Huang
                                            By: _______________________________
                                                      Jen-Hsun Huang
                                                  Chief Executive Officer

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jen-Hsun Huang and Christine Hoberg and each or both of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Jen-Hsun Huang             President, Chief Executive   March 29, 2000
______________________________________ Officer and Director
            Jen-Hsun Huang             (Principal Executive
                                       Officer)

        /s/ Christine Hoberg           Chief Financial Officer      March 29, 2000
______________________________________ (Principal Financial and
           Christine Hoberg            Accounting Officer)

           /s/ Tench Coxe              Director                     March 29, 2000
______________________________________
              Tench Coxe

      /s/ Harvey C. Jones, Jr.         Director                     March 29, 2000
______________________________________
         Harvey C. Jones, Jr.

        /s/ Mark A. Stevens            Director                     March 29, 2000
______________________________________
           Mark A. Stevens

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ A. Brooke Seawell           Director                     March 29, 2000
______________________________________
          A. Brooke Seawell

        /s/ James C. Gaither           Director                     March 29, 2000
______________________________________
           James C. Gaither

       /s/ William J. Miller           Director                     March 29, 2000
______________________________________
          William J. Miller